UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 11, 2011
RXI PHARMACEUTICALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
60 Prescott Street,
Worcester, Massachusetts
01605
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (508) 767-3861
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On July 11, 2011, RXi Pharmaceuticals Corporation (“we,” “us,” “our” and the “Company”) entered into an exclusive license agreement with The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc. which we refer to as “HJF,” under which we acquired additional NeuVax-related technologies. The technologies include, among other rights, exclusive worldwide rights to use our NeuVax breast cancer vaccine product candidate in combination with trastuzumab (Herceptin®; Genentech/Roche) and for use in low-to-intermediate HER2+ breast cancer patients not eligible for Herceptin therapy. These uses are covered by pending U.S. and foreign patent applications.
     NeuVax was discovered by The M. D. Anderson Cancer Center, or MDACC, and HJF and originally licensed by us from them. Under the license agreement, MDACC and HJF received an upfront payment from us and will be entitled to future milestone payments and to royalties with respect to product sales.

Item 8.01	Other Events
     On July 13, 2011, we issued a press release announcing the license agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Exhibits
(d)	Exhibits
     There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2011	RXI PHARMACEUTICALS CORPORATION
	By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press release of RXi Pharmaceuticals Corporation issued on July 13, 2011.

3